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                                                                    EXHIBIT 99.1

                              OMNIPOINT CORPORATION
                              NOTICE OF REDEMPTION
                                       AND
                         TERMINATION OF CONVERSION RIGHT

                                  TO HOLDERS OF
             DEPOSITARY SHARES EACH REPRESENTING 1/20 OF A SHARE OF
                    7% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                          REDEMPTION DATE: MAY 1, 2001
             CONVERSION RIGHT EXPIRES 5:00 P.M., NEW YORK CITY TIME
                                   MAY 1, 2001

                              *CUSIP NO. 68212D607

        Omnipoint Corporation, a Delaware corporation (the "Company"), hereby notifies you that it has elected to call for redemption on May 1, 2001 (the "Redemption Date"), pursuant to the provisions of the Deposit Agreement, dated as of May 6, 1998 (the "Agreement"), between the Company and HSBC Bank USA (formerly known as Marine Midland Bank), as trustee (the "Depositary"), all of its outstanding Depositary Shares, each representing 1/20th of a share of the Company's 7% Cumulative Convertible Preferred Stock (the "Depositary Shares") at a redemption price of $52.00 per share (the "Redemption Price"), together with accumulated and unpaid dividends to the Redemption Date. The Redemption Price will become due and payable on the Redemption Date upon surrender of the Depositary Shares, to HSBC Bank USA, at the address set forth in this Notice. Interest on the Depositary Shares will cease to accrue from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price, including accrued interest). All Depositary Shares outstanding as of the close of business on the Redemption Date will be deemed to be redeemed by the Company, whether or not they have been surrendered for redemption. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement.

        At any time prior to 5:00 p.m., New York City time, on May 1, 2001, the Depositary Shares may be converted, at the election of the holder of the Depositary Shares, into 1.3257 shares of common stock of VoiceStream Wireless Corporation, a Delaware corporation (the "Common Stock") plus $12.86 in cash. Cash will be paid in lieu of any fractional share of Common Stock upon conversion. If you elect to convert your Depositary Shares into Common Stock on or after April 20, 2001 (the "Record Date"), the Quarterly Return Amount payable on May 1, 2001 with respect to any Depositary Share which has been called for redemption, shall be paid to the holder of such Depositary Share upon surrender for conversion, in an amount equal to the Quarterly Return Amount that would have been payable on such Depositary Share if such Depositary Share had been converted as of the close of business on May 1, 2001. ALL DEPOSITARY SHARES NOT SURRENDERED FOR CONVERSION INTO COMMON STOCK PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MAY 1, 2001, WHEN THE CONVERSION RIGHT EXPIRES, WILL BE DEEMED TO BE REDEEMED BY THE COMPANY ON THE REDEMPTION DATE, WHETHER OR NOT THEY HAVE BEEN SURRENDERED FOR REDEMPTION.

        If you convert your Depositary Shares into Common Stock after the Record Date, you will receive, as promptly as practicable, stock certificate(s) for the number of whole shares issuable as a result of your conversion together with a check for the cash to which you are entitled upon conversion plus, if applicable, the cash payable with respect to any fractional share.

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        Each holder of Depositary Shares must determine whether it is in its best interest to elect to convert its Depositary Shares prior to May 1, 2001 and we suggest you read Voicestream's prospectus on Form S-3 filed with the Securities and Exchange Commission on March 20, 2001, as amended (File Number 333-57262). After May 1, 2001 the holders of Depositary Shares will no longer be able to convert their Depositary Shares and they will only be entitled to the Redemption Price.

        To convert your Depositary Shares or receive the Redemption Price, plus accrued interest, you must surrender your Depositary Shares (along with a properly completed and executed conversion notification, if applicable) to the Depositary as follows:

                              (BY MAIL OR BY HAND)
                                  HSBC Bank USA
                             140 Broadway 12th Floor
                             New York, NY 10005-1180

Dated:  April 9, 2001

                            Important Tax Information

Under the Interest and Dividend Tax Compliance Act of 1983, the paying agent is generally required to withhold 31% of the payment unless it is provided with a valid taxpayer identification number certified on IRS Form W-9.

        * No representation is made as to the correctness of the CUSIP number either as printed on the Depositary Shares or as contained herein.